Exhibit 10.18

* Information in this exhibit marked [***] has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such information is not material and is the type of information that the registrant treats as private or confidential.

AMENDMENT NO. 2 TO AMENDED AND RESTATED LICENSE, DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (this “Amendment”) is dated as of August 31, 2021 (the “Amendment Effective Date”), by and between Eisai Co., Ltd., a Japanese corporation (“Eisai”), and Dr. Reddy’s Laboratories S.A., a Swiss company (“Licensee”, and together with Eisai, collectively, the “Parties”, and individually, a “Party”).

RECITALS

WHEREAS, the Parties entered into that Amended and Restated License, Development and Commercialization Agreement made and entered into as of February 26, 2018 by and between Eisai and the Licensee, as amended by that Amendment to Amended and Restated License, Development and Commercialization Agreement made as of August 9, 2018 by and between Eisai and the Licensee (each of the foregoing, together with all other exhibits, attachments, amendments and modifications thereto, collectively, the “Agreement”); and

WHEREAS, the Parties further desire to amend the Agreement on the terms and subject to the conditions herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2. Amendments to the Agreement. As of the Amendment Effective Date, the Existing Agreement is hereby amended or modified as follows:

(a) Each of Section 10.2.6, Section 10.6 and Section 11.11 are hereby deleted in their entirety and replaced with “[reserved]”. All references or cross references to such sections existing elsewhere in the Agreement shall also be deemed to be deleted.

(i) Section 2.3.1 of the Agreement is hereby amended by adding the words “and subject to Section 2.3.1(d)” immediately following the phrase “Subject to Section 2.3.2,”

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(b) Section 2.3.1 of the Agreement is hereby amended by adding the following new Section 2.3.1(d)

“(d) Notwithstanding anything to the contrary provided herein, or elsewhere, following the payment by Licensee to Eisai of the first milestone payment set forth in the table in Section 5.2.1 (First approval by the FDA of a Biologics License Application (submitted under subsection (a) of Section 351 of the PHSA) for a Licensed Product for the CTCL Indication) (the “Approval Milestone Payment”), Licensee shall not be required to obtain the prior written consent of Eisai in order to enter into any sublicense, and upon the Approval Milestone Payment, Section 2.3.1(c) shall be amended to and replaced in its entirety with “with respect to the Licensee, any other Persons.”

(c) Section 2.3.2 of the Agreement is hereby amended by deleting the last sentence in such section its entirety, and replacing it in its entirety with the following:

“In the event any such sublicensee commits or omits to do any act which would, if committed or omitted by a Party, be a material breach of this Agreement, the Party granting such sublicense pursuant to Section 2.3.1 shall either (a) cure such breach in accordance with Section 10.2.1 of this Agreement or (b) enforce its rights by terminating such sublicense agreement in accordance with the terms thereof.”

(d) Section 3.1.1. of the Agreement is hereby amended by adding the following sentence after the last sentence:

“Notwithstanding the foregoing, prior to the receipt of a Regulatory Approval of the Existing Licensed Product in the United States for the CTCL Indication, either Party may conduct clinical studies at its own expense if approved by the JSC, provided such research does not have any impact on the ‘302 Development Plan, BLA submission activities or the ability to obtain Regulatory Approval of the Existing Licensed Product in the United States for the CTCL Indication.”

(e) Section 3.1.4 (b) of the Agreement shall amended by deleting the phrase: within (i):

“(i) [***] Dollars ($[***]) in ‘302 Development Costs, with respect to the ‘302 Development Plan, as it exists as of the Original Effective Date or as the ‘302 Development Plan may be amended to enable Eisai to provide the Licensee the deliverables set forth in ‘302 Development Plan as of the Original Effective Date in accordance with the timeframe set forth therein, or if FDA requires changes to the ‘302 Development Plan due to changes in the manufacturing site.”

and replacing such phrase with:

“(i) [***] U.S. Dollars (US$[***]) in ‘302 Development Costs, with respect to the ‘302 Development Plan, as amended.”

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The Parties hereby acknowledge and agree that (i) [***] U.S. Dollars $[***] of the ‘302 Development Costs have been paid by Dr. Reddy’s Laboratories SA to Eisai (or billed to Dr. Reddy’s Laboratories SA, which billed amount is the obligation of Dr. Reddy’s Laboratories SA and will be paid to Eisai in accordance with the terms thereof); (ii) Dr. Reddy’s Laboratories SA shall be responsible for the ‘302 Development Costs with respect to the month of August 2021 (currently anticipated to be approximately $[***]) ((i) and (ii), in the aggregate the “DRL Portion” and which DRL Portion is, as of the Amendment Effective Date, approximately [***] U.S. Dollars ($[***]); and (iii) Licensee shall have no obligation to pay any ‘302 Development Costs on or after the Amendment Effective Date that in the aggregate exceeds an amount equal to [***] U.S. Dollars ($[***]), less the DRL Portion (such remaining amount is, approximately, as of the Amendment Effective Date, estimated to be Two Million Six Hundred Fifty Thousand U.S. Dollars ($2,650,000).

(f) Section 3.1.8 of the Agreement is hereby amended by adding the following language after the sentence beginning with “Eisai shall provide…”

“For purposes of clarity, upon the transfer to Licensee from Eisai of all Development records as described in this Section 3.1.8 (including without limitation any Regulatory Documentation), Licensee shall be solely responsible for further transferring such records to any subsequent successor in interest including but not limited to an assignee of this Agreement, provided, however, that nothing herein shall prejudice any other obligation of Eisai under any clause or Section in this Agreement, including the obligation for Eisai to maintain books and records (including without limitation any Regulatory Documentation) and transferring any BLA or IND and any Regulatory Documentation relating thereto directly to Licensee or its successor in interest, as applicable. In the event that any Regulatory Authority or similar governmental authority makes a request with respect to any Development records, Eisai shall in good faith fulfill any request to provide such Development records (including without limitation any Regulatory Documentation) as so requested by Licensee or any successor in interest of Licensee, provided that Eisai shall be reimbursed for its costs at the FTE Rate. The foregoing payment obligation shall not apply to any records (including without limitation any Regulatory Documentation) that are or will be transferred to Licensee or a successor in interest of Licensee in connection with the transfer of any BLA or IND.”

(g) Section 3.2.2 (a) of the Agreement is hereby amended by deleting the last phrase of the paragraph beginning with “unless and until…” and ending the sentence immediately prior to such phrase. Immediately following such sentence, Section 3.2.2(a) of the Agreement is hereby amended by adding the following new sentence:

“Additionally, for purposes of clarity, Licensee shall be solely responsible for developing the Companion Diagnostic (“CDx”) and the Pediatric Study Plan (“PSP”).”

(h) Section 3.2.2 (c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to Section 3.2.2(d), either Licensee or Eisai (as applicable) shall notify the JDC reasonably in advance of the date of any anticipated meeting with the FDA relating to the Existing Licensed Product for the CTCL Indication in the United States. The JDC shall agree in advance on the objectives to be accomplished at, the agenda for, and, if appropriate, the script for, each such meeting. Upon Licensee’s request, Eisai shall, to the extent permitted by the FDA, attend meetings between Licensee and the FDA relating to the Existing Licensed Product for the CTCL Indication in the United States and, if requested by Licensee, Eisai shall make available all necessary representatives of Eisai to attend, and, to the extent provided in the applicable agreed agenda or script, participate in such meetings. Licensee shall use good faith efforts to provide Eisai with an opportunity to be present at, to the extent practical, any unscheduled or ad-hoc meetings with the FDA relating to the Existing Licensed Product for the CTCL Indication in the United States (and Eisai shall attend such meetings that the Licensee requests Eisai to attend), provided that if an applicable agenda or script is agreed to by both Parties prior to any unscheduled or ad hoc meetings, Eisai shall participate in such meetings to the extent provided therein.”

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(i) Section 3.2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.2.3 Transfer of BLA and INDs.

“(a) INDs. Promptly following the BLA filing, Eisai shall assign and shall cause its Affiliates to assign, to the Licensee all of Eisai’ s and its Affiliates’ rights, title and interest in and to any INDs with respect to the Existing Licensed Product in the Licensee Territory and all related Regulatory Documentation with respect thereto. During the [***] ([***]) months after any such assignment, at the Licensee’s reasonable request, Eisai shall provide the Licensee reasonable knowledge transfer and support as necessary for the Licensee to Develop Licensed Products in the Field in the Licensee Territory or prepare, obtain and maintain any Regulatory Approvals for the Licensed Products in the Field in the Licensee Territory; provided, however, that in no event shall Eisai be required to provide the Licensee more than [***] ([***]) hours of such “knowledge transfer and support. The Licensee shall reimburse Eisai for the FTE Costs incurred and the direct out of pocket costs recorded as an expense, in accordance with GAAP, by or on behalf of Eisai or any of its Affiliates pursuant to this section 3.2.3 within forty five (45) days of receipt of an invoice with respect thereto. Except as otherwise agreed by the Parties, the JSC shall be responsible for discussing, planning and coordinating any technical transfer services.

“(b) BLA. During the [***] ([***]) months leading up to the BLA filing, at the Licensee’s reasonable request, Eisai shall provide the Licensee reasonable knowledge transfer and support as necessary for the Licensee to Develop Licensed Products in the Field in the Licensee Territory or prepare, obtain and maintain any Regulatory Approvals for the Licensed Products in the Field in the Licensee Territory; provided, that in no event shall Eisai be required to provide the Licensee more than seventy five (75) hours of such “knowledge transfer and support”. For the avoidance of doubt, Eisai shall (i) prepare a full copy of the BLA for the Existing Licensed Product for the CTCL Indication, (ii) upon Licensee’s request, Eisai shall become the US agent of Licensee for BLA submission and manage all correspondence with the FDA, (iii) coordinate with Licensee to prepare responses to the FDA, (iv) provide Commercially Reasonable Effort to support Licensee in obtaining BLA approval, and (v) in the event that FDA issues a complete response identifying minor deficiencies with respect to the BLA filed by Licensee with the FDA for the Existing Licensed Product for the CTCL Indication, then at the Licensee’s option, Eisai shall use Commercially Reasonable Efforts to support Licensee to resubmit such BLA to correct minor deficiencies (such support obligation of Eisai shall apply with respect to additional FDA action). For clarity, Eisai’s support obligations with respect to the transfer of the Manufacturing Process shall be as set forth in Section 3.5.2.

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(c) Within [***] ([***]) days following the Amendment Effective Date of Amendment No. 2 to this Agreement, Eisai will submit to the EMA the transfer of the Orphan Drug Designation to Licensee or its designee. In the event such submission of transfer does not occur within the specified time frame Eisai shall have the right to withdraw the ODD.

(d) The Licensee shall reimburse Eisai for the FTE Costs incurred and the direct out-of-pocket costs recorded as an expense, in accordance with GAAP, by or on behalf of Eisai or any of its Affiliates pursuant to this Section 3.2.3 within [***] ([***]) days after receipt of an invoice with respect thereto. Save as otherwise agreed by the Parties, the JSC shall be responsible for discussing, planning and coordinating any technical transfer services.”

(j) The Agreement is hereby amended by adding the following new Section 3.2.9:

Eisai shall use Commercially Reasonable Efforts to complete the activities set forth in Schedule 3.2.9. The Licensee shall reimburse Eisai for the FTE Costs incurred and the direct out-of-pocket costs recorded as an expense, in accordance with GAAP, by or on behalf of Eisai or any of its Affiliates pursuant to this Section 3.2.9 within [***] ([***]) days after receipt of an invoice with respect thereto.

(k) Schedule 1.3 of the Agreement shall hereby be deleted in its entirety and replaced with a revised Schedule 1.3 attached hereto as Exhibit A.

(l) Section 4.4.2 (a) of the Agreement is hereby deleted in its entirety by replacing the language “(A) Eisai would need to hire additional personnel to implement such amendment without impacting any other programs of Eisai or any of its Affiliates” and replacing such language with the following “(A) Eisai would need to incur additional costs to implement such amendment without impacting any other programs of Eisai or any of its Affiliates”.

(m) The Agreement is hereby amended by adding the new Schedule 3.2.9 which is attached hereto as Exhibit B.

(n) Sections 3.5.3, 3.5.4 and 3.5.5 of the Agreement are hereby deleted in their entirety. Section 3.5.1 is hereby deleted in its entirety and replaced with the following: “Notwithstanding anything otherwise to the contrary in this Agreement, Eisai and Licensee shall negotiate in good faith with the intention of entering into a definitive supply agreement (the “Supply Agreement”) in accordance with (and no less favorable to Licensee than) the Key Supply Terms attached hereto as Exhibit C, which Supply Agreement shall include an associated quality agreement (the “Quality Agreement”), pursuant to which Supply Agreement Eisai shall (subject to execution of the FDB Agreement) supply Licensee with Licensee’s requirements of finished Licensed Product for both clinical and commercial uses during the term of the Supply Agreement. For the avoidance of doubt, in the event that Eisai is unable to finalize and execute the FDB Agreement (as defined in Exhibit C), Eisai shall have no obligation to enter into the Supply Agreement; provided, that Eisai shall use Commercially Reasonable Efforts to negotiate and enter into such FDB Agreement. If Eisai is unable to contract with FDB for such supplies of Licensed Product (notwithstanding Eisai’s use of Commercially Reasonable Efforts), then Eisai shall waive any restrictions that would otherwise prohibit or restrict FDB from contracting directly with Licensee for such supplies of Licensed Product.”

3. Upon the Amendment Effective Date, that Letter Agreement dated September 30, 2020 by and between Eisai and the Licensee is hereby terminated in its entirety, and is of no further force and effect.

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4. Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of 12:00:01 AM Eastern Time on the Amendment Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party, except as expressly set forth herein. On and after the Amendment Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, will mean and be a reference to the Existing Agreement as amended by this Amendment.

5. Miscellaneous.

(a) This Amendment is governed by and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions of such State. The Parties agree to exclude the application of this Amendment to United Nations Convention on Contracts for the International Sale of Goods.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

EISAI CO., LTD.

By:	/s/ [***]
Name:	[***]
Title	[***], Eisai

DR. REDDY’S LABORATORIES S.A.

By:	/s/ Sameer Natu
Name:	Sameer Natu
Title	Finance Head

By:	/s/ Patrick Aghanian
Name:	Patrick Aghanian
Title	Head of PPG

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EXHIBIT A

Schedule 1.3

Amended ‘302 Development Plan as of August 31, 2021

Exhibit B

Schedule 3.2.9

Eisai BLA Related Matters

Exhibit C

Key Supply Terms

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